Exhibit 3.1

BY-LAWS

OF

COMVERSE TECHNOLOGY, INC.

AMENDED AND RESTATED

AS OF SEPTEMBER 7, 2011

(A New York Corporation)

ARTICLE I

OFFICES

Section 1. The principal office of the Corporation shall be located in the State of New York.

Section 2. The Corporation may also have offices at such other places, both within and without the State of New York, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. All meetings of shareholders for the election of directors shall be held at such place within or without the State of New York as may be fixed from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof.

Section 2.

(a) Annual meetings of shareholders shall be held on such date and at such time as may be fixed from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof (except as otherwise provided in subsection (b) of this Section 2), at which the shareholders entitled to vote shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. Directors shall be elected by a “majority of votes cast” (as defined herein) to hold office until the next annual meeting unless the election is contested, in which case directors shall be elected by a plurality of votes cast. For purposes of this Section, an election shall be “contested” if, as determined by the Board of Directors, the number of nominees exceeds the number of directors to be elected and a “majority of votes cast” means the number of shares voted “for” a director exceeds the number of votes cast “against” that director.

(b) If no annual meeting of shareholders is held in 2012 on or before June 30, 2012, holders of ten percent (10%) of the votes of the shares entitled to vote in an election of directors may, in writing, demand the call of a special meeting of shareholders for the election of directors specifying the date and month thereof, which shall not be less than sixty (60) nor more than ninety (90) days from the date of such written demand. The Secretary of the Corporation upon receiving the written demand shall promptly give notice of such meeting, or if the Secretary fails to do so within five (5) business days thereafter, any shareholder signing such demand may give such notice. Any meeting pursuant to this subsection shall be held at the principal offices of the Corporation.

Section 3. Special meetings of shareholders may be held at such time and place within or without the State of New York as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 4. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chairman of the Board of Directors, the Chief Executive Officer, the Board of Directors or the holders of not less than a majority of all the shares entitled to vote at the meeting.

Section 5. Written notice of every meeting of shareholders, stating the purpose or purposes for which the meeting is called and the date and time and the place where it is to be held, shall be served not less than ten nor more than sixty (60) days before the meeting, either personally or by mail, upon each shareholder entitled to vote at such meeting and upon each shareholder of record who, by reason of any action proposed at such meeting, would be entitled to have his stock appraised if such action were taken, and shall be sent by facsimile or electronic (e-mail) transmission simultaneously to all members of the Board of Directors. If mailed, such notice shall be deemed given when deposited in the mail directed to a shareholder at his address as it shall appear on the books of the Corporation unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such shareholder.

Section 6. In order to properly submit any business to an annual meeting of shareholders (other than with respect to nominations for directors which are governed exclusively by Article IV, Section 3), a shareholder must give timely notice in writing to the Secretary of the Corporation of such shareholder’s intention to present such business, as set forth herein. To be considered timely, a shareholder’s notice must be delivered, either in person or by certified mail, postage prepaid, and received at the principal executive office of the Corporation, (a) not less than one hundred twenty (120) days prior to the first anniversary date of the Corporation’s proxy statement in connection with the last annual meeting or (b) in the case of the first annual meeting following the effective date of this Section 6 (March 10, 2010) or if no annual meeting was held in the previous year or if the date of the annual meeting is more than 30 days earlier or later than the first anniversary date of the most recent annual meeting, not later than the close of business on the tenth (10th) day following the date on which public announcement of the date of such meeting is first made by the Corporation, provided, however, that, in respect of the annual meeting of shareholders to be held in 2012, a shareholder’s notice will be considered timely if delivered, either in person or by certified mail, postage prepaid, and received at the principal executive office of the Corporation, on or before March 31, 2012. Each notice to the Secretary shall set forth (a) as to any business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the by-laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (b) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the proposal between or among such shareholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder and such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder and such beneficial owner, with respect to shares of stock of the Corporation (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting), (v) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business and (vi) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee or otherwise to solicit proxies from shareholders in support of such proposal. In addition, the shareholder shall promptly provide any other information reasonably requested by the Corporation. The presiding officer of the meeting may, if the facts warrant, determine that a proposal was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective proposal shall be disregarded. Notwithstanding the foregoing provisions of this Section 6, a shareholder who seeks to have any proposal included in the Corporation’s proxy statement shall comply with applicable state law and the requirements of the rules and regulations promulgated by the Securities and Exchange Commission. The requirements of this Section 6 shall apply to any business to be brought before an annual meeting by a shareholder (other than the nomination of a person for election as a director, which is governed by Section 3 of Article IV) whether such business is to be included in the Corporation’s proxy statement or presented to shareholders by means of an independently financed proxy solicitation.

Section 7. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

ARTICLE III

QUORUM AND VOTING OF STOCK

Section 1. The holders of a majority of the shares of stock issued and outstanding and entitled to a vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted on the original date of the meeting.

Section 2. If a quorum is present, the affirmative vote of holders of a majority of the shares of stock represented at the meeting and entitled to vote shall be the act of the shareholders, unless the vote of a greater or lesser number of shares of stock is required by law or the certificate of incorporation.

Section 3. Each outstanding share of stock having voting power shall entitle the holder thereof to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.

Section 4. The Board of Directors in advance of any shareholders’ meeting may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders’ meeting may, and, on the request of any shareholder entitled to vote thereat, shall, appoint one or more inspectors. In case any person appointed as inspector fails to appear or act, the vacancy may be filled by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

Section 5. Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares.

ARTICLE IV

DIRECTORS

Section 1. The Board of Directors of the Corporation shall consist of such number of directors, not less than three nor more than eleven, as shall be fixed from time to time by resolution of the Board of Directors. The number of directors constituting the entire Board may be changed from time to time by resolution adopted by the Board of Directors, provided no decrease made in such number shall shorten the term of any incumbent director.

Section 2. Directors shall be at least eighteen years of age and need not be residents of the State of New York nor shareholders of the Corporation. The directors shall be elected at the annual meeting of the shareholders or a special meeting of the shareholders called for the purpose of electing directors and, except as hereinafter provided, each director elected shall serve until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.

Section 3. (a) Nominations for the election of directors may be made by a committee appointed by the Board of Directors (or, in the absence of such committee, by the Board of Directors) or by any shareholder entitled to vote generally in the election of directors. However, any shareholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors at an annual meeting or a special meeting called for the purpose of electing directors only if written notice of such shareholder’s intention to make such nomination or nominations has been given, to the Secretary of the Corporation, either by personal delivery or by certified mail, postage prepaid, and received at the principal executive office of the Corporation (1) with respect to an election to be held at an annual meeting of shareholders, (a) not less than one hundred twenty (120) days prior to the first anniversary date of the Corporation’s proxy statement in connection with the last annual meeting or (b) in the case of the first annual meeting following the effective date of this Section 3 (March 10, 2010) or if no annual meeting was held in the previous year or if the date of the annual meeting is more than 30 days earlier or later than the first anniversary date of the most recent annual meeting, not later than the close of business on the tenth (10th) day following the date on which public announcement of the date of such meeting is first made by the Corporation, provided, however, that in respect of the annual meeting of shareholders to be held in 2012, a shareholder’s notice will be considered timely if given to the Secretary of the Corporation, either by personal delivery or by certified mail, postage prepaid, and received at the principal executive office of the Corporation on or before March 31, 2012, and (2) with respect to an election to be held at a special meeting of shareholders, the close of business on the tenth (10th) day following the date on which public announcement of the date of such meeting is first made by the Corporation. Each such notice to the Secretary shall set forth (i) the name and address of such shareholder, as they appear on the Corporation’s books, and the name and address of such beneficial owner, if any, and such shareholder’s nominees; (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the proposal between or among such shareholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder and such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder and such beneficial owner, with respect to shares of stock of the Corporation (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting), (v) a description of all arrangements or understandings between the shareholder and each such nominee; (vi) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (vii) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee or otherwise to solicit proxies from shareholders in support of such proposal; (viii) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominees of such shareholder; and (ix) the consent of each nominee to serve as a director of the Corporation if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

(b) The Corporation shall include in its proxy materials for a meeting of shareholders at which directors are to be elected the name, together with the Disclosure and Statement (both as defined below in this Section 3(b)), of any person nominated for election (the “Nominee”) to the Board of Directors by a shareholder that satisfies the requirements of this Section 3(b) (the “Nominator”), and allow shareholders to vote with respect to such Nominee on the Corporation’s proxy card. A Nominator may nominate one candidate for election at a meeting. A Nominator must: (i) have beneficially owned 5% or more of the Corporation’s outstanding common stock continuously for at least two years as of both the date the written notice of the nomination is submitted to the Corporation and the record date for the meeting at which directors are to be elected (the “Required Shares”); (ii) provide written notice that is received by the Corporation’s Secretary within the time period specified in Article IV, Section 3(a) of these by-laws containing (A) with respect to the Nominee, (1) the information required by Article IV, Section 3 of these by-laws and (2) such Nominee’s consent to being named in the proxy statement and to serving as a director if elected; and (B) with respect to the Nominator, proof of ownership of the Required Shares (the information referred to in clauses (i) and (ii) above being referred to as the “Disclosure”); and (iii) execute an undertaking that the Nominator agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Nominator’s communications with the shareholders of the Corporation, including, without limitation, the Disclosure and Statement, and (B) to the extent it uses soliciting material other than the Corporation’s proxy materials, comply with all applicable laws and regulations. The Nominator may furnish, at the time the Disclosure is submitted, a statement for inclusion in the Company’s proxy statement, not to exceed 500 words, in support of the Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 3(b), the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes would violate any applicable law or regulation. Any Nominator whose Nominee does not receive at least 25% of the votes cast in the related election of directors will be prohibited from serving as a Nominator for four years from the date of the annual meeting in question. Notwithstanding the foregoing, upon the effectiveness of Rule 14a-11 of the Exchange Act of 1934, as amended (as adopted pursuant to SEC Release No. 34-62764 and as such Rule 14a-11 may be amended, revised or superseded by any successor rule(s) and regulation(s) promulgated by the Securities and Exchange Commission), this Section 3(b) shall expire and this Section 3(b) and all references thereto contained in these by-laws shall be of no further force and effect.

Section 4. Any or all of the directors may be removed, with or without cause, at any time by the vote of the shareholders at a special meeting of shareholders called for that purpose. Any director may be removed for cause by the action of the directors at a special meeting of the Board of Directors called for that purpose.

Section 5. Vacancies and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority vote of the directors in office, although less than a quorum, or by election by the shareholders at any meeting thereof. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office. A director elected to fill a newly created directorship shall serve until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

Section 6. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

Section 7. The directors may keep the books of the Corporation, except such as are required by law to be kept within the State, outside the State of New York, at such place or places as they may from time to time determine.

Section 8. The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise.

ARTICLE V

MEETINGS OF THE BOARD OF DIRECTORS

Section 1. Meetings of the Board of Directors, regular or special, may be held either within or without the State of New York, at such places as the Board may from time to time determine.

Section 2. Regular meetings of the Board of Directors may be held without notice at such time as the Board may from time to time determine. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Independent Lead Director (if any) or the Chief Executive Officer, and shall be called by the Chairman of the Board of Directors, the Independent Lead Director (if any), the Chief Executive Officer or the Secretary on the written request of a majority of the Board of Directors. Notice of special meetings of the Board of Directors shall be given personally, by mail, telephone, facsimile or electronic (e-mail) transmission, to each director not later than 48 hours prior to the time fixed for meeting; provided, however, that notice may be given not later than 36 hours prior to the time fixed for meeting if given by the Chairman of the Board and the Chief Executive Officer acting jointly or, if the Chairman of the Board and the Chief Executive Officer are the same person, by the Chairman of the Board/Chief Executive Officer and the Independent Lead Director, acting jointly.

Section 3. Notice of a meeting need not be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 4. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business unless a greater or lesser number is required by law or by the certificate of incorporation. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater number is required by law or by the certificate of incorporation. If a quorum shall not be present at any meeting of directors the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 5. Any action required or permitted to be taken by the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board of Directors, or the committee, consent in writing to the adoption of a resolution authorizing the action. Any such resolution and the written consents thereto by the members of the Board of Directors or the committee shall be filed with the minutes of the proceedings of the Board of Directors or the committee.

Section 6. Any one or more members of the Board of Directors, or any committee thereof, may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

ARTICLE VI

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors, by resolution adopted by a majority of the entire Board, shall designate, from among its members, an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee, and may designate, from any of its members, an Executive Committee or other committees, each consisting of one or more directors, unless otherwise required under applicable law or regulation or under any rule of a national stock exchange or over-the-counter market on which the Company’s securities are then traded or quoted (a “Listing Rule”), and each of which, to the extent provided in the applicable resolution, shall have all the authority of the Board to the fullest extent permitted by law. Vacancies in the membership of each committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. The Board of Directors shall have power, at any time, to change or remove the members of any committee created pursuant to these by-laws, either with or without cause. All committees created by the Board shall keep regular minutes of their proceedings and report such proceedings to the Board at the regular meeting of the Board immediately subsequent to any such committee proceeding.

ARTICLE VII

NOTICES

Section 1. Whenever, under applicable law or the provisions of the certificate of incorporation or of these by-laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by facsimile or electronic (e-mail) transmission, and shall be given by facsimile or electronic (e-mail) transmission simultaneously to each director to whom notice is sent by mail.

Section 2. Whenever any notice of a meeting is required to be given under applicable law or the provisions of the certificate of incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE VIII

OFFICERS

Section 1. The Board of Directors shall appoint the officers of the Corporation, which may include a Chief Executive Officer, one or more Vice-Presidents, a Secretary and a Treasurer, and such other officers and agents as the Board of Directors may from time to time deem proper.

Section 2. The officers of the Corporation, unless removed by the Board of Directors as herein provided, shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

CHIEF EXECUTIVE OFFICER

Section 3. Except as the Board may otherwise determine, the Chief Executive Officer shall, subject to the oversight of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

VICE-PRESIDENTS

Section 4. A Vice-President may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the Board of Directors or the Chief Executive Officer.

SECRETARY AND ASSISTANT SECRETARIES

Section 5. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for any committee appointed by the Board when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders, and shall perform such other duties as may be prescribed by these by-laws or the Board of Directors. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by signature of the Secretary or by the signature of such Assistant Secretary. The Board of Directors may give the general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer’s signature.

Section 6. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

TREASURER AND ASSISTANT TREASURERS

Section 7. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

Section 8. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the Chairman of the Board of Directors and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all the transactions performed as Treasurer and of the financial condition of the Corporation.

Section 9. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of such office and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under the Treasurer’s control belonging to the Corporation.

Section 10. The Assistant Treasurer, or, if there be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE IX

INDEMNIFICATION

Section 1. The Corporation shall indemnify and advance the expenses of each person to the full extent permitted by the New York Business Corporation law (the “BCL”) as the same now exists or may hereafter be amended.

Section 2. The indemnification and advancement of expenses granted pursuant to this Article IX shall not be exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, when authorized by (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. Nothing contained in this Article IX shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

Section 3. No amendment, modification or rescission of this Article IX shall be effective to limit any person’s right to indemnification with respect to any alleged cause of action that accrues or other incident or matter that occurs prior to the date on which such modification, amendment or rescission is adopted.

ARTICLE X

SHARES

Section 1. Shares of the Corporation’s stock may be evidenced by certificates for shares of stock or may be issued in uncertificated form in accordance with the BCL. The issuance of shares in uncertificated form shall not affect shares already represented by a certificate until the certificate is surrendered to the Corporation. Every holder of shares of stock in the Corporation that is represented by certificates shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation and registered in certificated form. Such certificates shall be numbered and entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and the number of shares and shall be signed by the Chairman of the Board or the Chief Executive Officer, and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and may be sealed with the seal of the Corporation or a facsimile thereof. When the Corporation is authorized to issue sharers of more than one class, every certificate issued and every statement that may be sent to a holder of uncertificated shares shall set forth a statement that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences, and limitations of the shares of each class authorized to be issued, and, if the Corporation is authorized to issue any class of preferred shares in series, the designation, relative rights, preferences and limitations of each such series so far as the same have been fixed, and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series.

Section 2. The signatures of the officers of the Corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issue.

LOST CERTIFICATES

Section 3. The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate has been lost, stolen or destroyed. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost, stolen or destroyed.

TRANSFERS OF SHARES

Section 4. Transfers of shares of stock of the Corporation shall be made on the books of the Corporation after receipt of a request with proper evidence of succession, assignation, or authority to transfer by the record holder of such stock, or by an attorney lawfully constituted in writing, and in the case of stock represented by a certificate, upon surrender of the certificate. Subject to the foregoing, the Board of

Directors may make such rules and regulations as it shall deem necessary or appropriate concerning the issue, transfer and registration of shares of stock of the Corporation, and to appoint and remove transfer agents and registrars of transfers.

FIXING RECORD DATE

Section 5. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors shall fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) nor less than ten days before the date of any meeting nor more than sixty (60) days prior to any other action. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date for the adjourned meeting.

REGISTERED SHAREHOLDERS

Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall be entitled to hold liable for calls and assessments a person registered on its books as the owner, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of New York.

LIST OF SHAREHOLDERS

Section 7. A list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be projected as evidence of the right of the persons challenged to vote at such meeting and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

ARTICLE XI

GENERAL PROVISIONS

DIVIDENDS

Section 1. Subject to the provisions of the certificate of incorporation relating thereto, if any, dividends may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in shares of the capital stock or in the Corporation’s bonds or its property, including the shares or bonds of other corporations, subject to any provisions of law and of the certificate of incorporation.

Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall deem to be in the best interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

Section 3. All checks or demands for money and notes of the Corporation shall be signed by the Chairman of the Board of Directors, the Chief Executive Officer and/or such other officer or officers or such other person or persons as the Board of Directors may from time to time designate.

FISCAL YEAR

Section 4. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

SEAL

Section 5. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, New York.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE XII

AMENDMENTS

Section 1. These by-laws may be amended or repealed or new by-laws may be adopted by majority vote at any regular or special meeting of shareholders at which a quorum is present or represented, provided notice of the proposed alteration, amendment or repeal shall have been contained in the notice of such meeting.

Section 2. Subject to the by-laws adopted by the shareholders, these by-laws may be amended by the affirmative vote of a majority of the Board of Directors, at any regular meeting, or at any special meeting of the Board if notice of the proposed amendment shall have been given; provided, however, that, without approval by a majority vote at any regular or special meeting of shareholders at which a quorum is present or represented, Section 2(b) of Article II shall not be amended or repealed and the Board of Directors shall not adopt a by-law that fixes the date for annual meetings of shareholders. If any by-law regulating an impending election of directors is adopted or amended or repealed by the Board, there shall be set forth in the notice of the next meeting of the shareholders for the election of directors the by-law so adopted or amended or repealed together with a concise statement of the changes made. The directors may repeal by-laws passed by them but may not repeal the by-laws passed by the shareholders.